Exhibit 3.1
CERTIFICATE OF INCORPORATION
OF
GLOBAL POSITIONING GROUP, LTD.
     The undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:
     FIRST: The name of the corporation (the “Corporation”) shall be GLOBAL POSITIONING GROUP, LTD.
     SECOND: The registered office of the Corporation is to be located at 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle and its registered agent at such address is Corporation Service Company.
     THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.
     FOURTH: The number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of common stock having a par value of one cent ($.01) per share.
     FIFTH: The name and address of the incorporator of the Corporation is as follows:

NAME	ADDRESS
R. Timmis Ware	33 West Main Street
Elmsford, New York 10523
     SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
     (1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by ballot unless the by-laws so provide.
     (2) The board of directors of the Corporation shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation other than those from time to time made by the stockholders; to fix and vary the amount of capital to be reserved for any proper purpose; to authorize and cause to be executed

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mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.
     (3) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of the State of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.
     SEVENTH: The Corporation shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all directors and officers of the Corporation whom it may indemnify pursuant thereto.
     EIGHTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.
     NINTH: In the absence of fraud, no contract or other transaction between the Corporation and any other corporation or any partnership or association shall be affected or invalidated by the fact that any director or officer of the Corporation is pecuniarily or otherwise interested in or is a director, member or officer of such other corporation or of such firm, association or partnership or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or in any way connected with any person or persons, firm, association, partnership or corporation pecuniarily or otherwise interested therein; any director may be counted in determining the existence of a quorum at any meeting of the board of directors of the Corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member or officer of such other corporation, firm, association or partnership.
     TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are

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subject to this reserved power.
     IN WITNESS WHEREOF, this Certificate has been executed this 4th day of December, 2003.

/s/ R. Timmis Ware
R. Timmis Ware
Incorporator

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CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
GLOBAL POSITIONING GROUP, LTD.
It is hereby certified that:
     1. The name of the corporation (hereinafter called the “Corporation”) is GLOBAL POSITIONING GROUP, LTD.
     2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FIRST: thereof and by substituting in lieu of said Article the following new Article:
“FIRST: The name of the corporation (the “Corporation”) shall be BIODEL INC.”
     3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.
Signed on November 18, 2004
/s/ Solomon Steiner
Solomon S. Steiner, President

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BIODEL INC.
     The undersigned, Solomon S. Steiner, in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, hereby certifies that:
     1. He is the duly elected and acting President of Biodel Inc., a Delaware corporation (the “Corporation”).
     2. The Corporation was originally incorporated under the name Global Positioning Group, Ltd. on December 8, 2003.
     3. This Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation and was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.
     4. The text of the Restated Certificate of Incorporation, as heretofore amended or supplemented, is hereby restated and further amended to read in its entirety as follows:
ARTICLE FIRST
     The name of this corporation is BIODEL INC. (the “Corporation”).
ARTICLE SECOND
     The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808, and the name of its registered agent at that address is Corporation Service Company.
ARTICLE THIRD
     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE FOURTH
     The total number of shares that the Corporation may issue is 60,000,000, of which 50,000,000 shall be shares of Common Stock, $0.01 par value per share, and 10,000,000 shall be shares of Preferred Stock, $0.01 par value per share.
     The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series as the Board of Directors, by resolution or resolutions, may from time to time determine, each of said series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix and alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series, including, but without limiting the generality of the foregoing, the following:
(a)	The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number (except as otherwise provided by the Board of Directors in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by like actions of the Board of Directors;
(b)	The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes of any other series of the same or other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;
(c)	The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation and the terms and conditions of such conversion or exchange, including, without limitation, whether or not the number of shares of such other class or series into which shares of such series may be converted or exchanged shall be adjusted in the event of any stock split, stock dividend, subdivision, combination, reclassification or other transaction or series of transactions affecting the class or series into which such series of Preferred Stock may be converted or exchanged;
(d)	Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, the terms and conditions on which, shares of such series of Preferred Stock may be redeemed;
(e)	The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;
(f)	The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such series of Preferred Stock;
(g)	The voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, or together with the holders of any other class of the capital stock of the Corporation to elect one or more directors of the Corporation (which, without limiting the generality of the foregoing, may include a specified number or portion of the then-existing number of authorized directorships of the Corporation, or a specified number or portion of directorships in addition to the then-existing number of authorized directorships of the Corporation), generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto; and
(h)	Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.
     Each outstanding share of Common Stock, $0.01 par value per share, of the Corporation (the “Pre-Split Common Stock”) shall, automatically and without any action on the part of the holder and effective upon the filing of this Restated Certificate of Incorporation with the Secretary of State of Delaware (the “Effective Time”), be reclassified and become and thereafter continue to be 10,000 shares of Common Stock of this Corporation, $.01 par value per share (the ‘Post-Split Common Stock”). Each holder of record of outstanding shares of this Corporation’s Pre-Split Common Stock, at the close of business on said date, shall be entitled to receive, upon surrender of his, her or its stock certificate or certificates, a new certificate representing the number of shares of Post-Split Common Stock of which he, she or it is the owner after giving effect to the provisions of this Article Fourth.
ARTICLE FIFTH
     The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
          (1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by ballot unless the by-laws so provide.
          (2) The board of directors of the Corporation shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation other than those from time to time made by the stockholders; to fix and vary the amount of capital to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.
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     (3) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of the State of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.
ARTICLE SIXTH
     The Corporation shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all directors and officers of the Corporation whom it may indemnify pursuant thereto.
ARTICLE SEVENTH
     No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.
ARTICLE EIGHTH
     In the absence of fraud, no contract or other transaction between the Corporation and any other corporation or any partnership or association shall be affected or invalidated by the fact that any director or officer of the Corporation is pecuniarily or otherwise interested in or is a director, member or officer of such other corporation or of such firm, association or partnership or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or in any way connected with any person or persons, firm, association, partnership or corporation pecuniarily or otherwise interested therein; any director may be counted in determining the existence of a quorum at any meeting of the board of directors of the Corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member or officer of such other corporation, firm, association or partnership.
ARTICLE NINTH
     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     IN WITNESS WHEREOF, this Certificate has been executed this 23rd day of December, 2004.

/s/ Solomon Steiner
Solomon S. Steiner